Contact Info:Arron K. Sutherland, President and CEO

Illinois Casualty Company

(309) 732-0105

arrons@ilcasco.com

225 20th Street, Rock Island, IL  61201

ICC Holdings, Inc. Reports 2018 Second Quarter and Six Month Results

FOR IMMEDIATE RELEASE: 07/30/2018

Rock Island, IL. – July 30, 2018 – ICC Holdings, Inc. (NASDAQ: ICCH) (the Company), parent company of Illinois Casualty Company, a regional, multi-line property and casualty insurance company focusing exclusively on the food and beverage industry, today reported preliminary, unaudited results for the second quarter and six months ended June 30, 2018.

SECOND QUARTER AND SIX MONTHS ENDED JUNE 30, 2018 – FINANCIAL RESULTS

Net earnings totaled $39,000 or $0.01 per share for the second quarter of 2018, compared to a  net loss of $235,000 or $0.07 per share for the second quarter of 2017. For the six months ended June 30, 2018, the Company reported net earnings of $715,000 or $0.23 per share, compared to $614,000 or $0.19 per share for the same period in 2017.

Direct premiums written grew by $2,203,000, or 15.9%, to $16,024,000 for the second quarter of 2018 from $13,821,000 for the same period in 2017.  For the six months ended June 30, 2018, direct premiums written grew by $4,002,000, or 15.2%, to $30,412,000 from $26,410,000 for the same period in 2017. Net premiums earned grew by 7.2% to $11,485,000 for the second quarter of 2018 from $10,711,000 for the same period in 2017. Net premiums earned grew by 5.7% to $22,782,000 for the six months ended June 30, 2018, from $21,549,000 for the same period in 2017.

For the second quarter of 2018, the Company ceded to reinsurers $2,732,000 of earned premiums, compared to $1,938,000 of earned premiums for the second quarter of 2017. For the six months ended June 30, 2018, the Company ceded $4,980,000 of earned premiums to reinsurers compared to $3,941,000 of earned premiums for the same period in 2017.

Net realized investment losses were $30,000 compared to $57,000 for the second quarter of 2018 and 2017, respectively. For the six months ended June 30, 2018, net realized investment gains increased by $684,000 to $1,072,000 from $388,000 for the same period in 2017. The six months ended June 30, 2018, increase is a result of the Company liquidating common stock securities as a result of changing equity managers during the first quarter of 2018.

Net investment income decreased by $4,000, or 0.6%, during the second quarter of 2018, as compared to the same period in 2017.  For the six months ended June 30, 2018, net investment income grew $227,000, or 19.6% to $1,388,000 from $1,161,000 for the same period in 2017. The growth in net investment income for the six months ended June 30, 2018 was primarily due to an increase in interest earned compared to the same period of 2017.

Losses and settlement expenses increased by $927,000, or 13.5%, to $7,791,000 for the second quarter of 2018, from $6,864,000 for the same period in 2017.  Loss and settlement expenses increased by $2,322,000, or 17.2% to $15,786,000 for the six months ended June 30, 2018, from $13,464,000 for the same period in 2017. The increase in losses and settlement expenses for the second quarter and six months ended June 30, 2018, is primarily due to BOP liability losses in the state of Missouri combined with weaker worker compensation results.

Policy acquisition costs are costs incurred to issue policies, which include commissions, premium taxes, underwriting reports, and underwriter compensation costs. The Company offsets the direct commissions it pays with ceded commissions it receives from reinsurers. Other operating expenses consist primarily of information technology costs, accounting and internal control salaries, as well as audit and legal expenses. Policy acquisition costs and other operating expenses decreased by $560,000, or 11.9%, to $4,160,000 for the second quarter of 2018 from $4,720,000 for the same period in 2017.  Policy acquisition costs and other operating expenses decreased by $158,000, or 1.9%, to $8,297,000 for the six months ended June 30, 2018 from $8,455,000 for the same period in 2017.The decrease in policy acquisition costs and other operating expenses during the second quarter and six months ended June 30, 2018, are primarily driven by a decrease in agency contingent commission.

Total assets increased by 0.0% from $152,335,000 at December 31, 2017, to $152,398,000 at June 30, 2018. Our investment portfolio, which consists of fixed maturity securities, common stocks, preferred stocks, and property held for investment, increased by 0.7% from $105,133,000 at December 31, 2017, to $105,920,000 at June 30, 2018.

SECOND QUARTER AND SIX MONTHS ENDED JUNE 30, 2018 – FINANCIAL RATIOS

The Company’s loss and settlement expense ratio (defined as loss and settlement expenses divided by net premiums earned) was 67.8% and 69.3% in the second quarter and six months ended June 30, 2018, respectively, compared with 64.1% and 62.5% in the same periods of 2017, respectively.

The expense ratio (defined as the amortization of deferred policy acquisition costs and underwriting and administrative expenses divided by net premiums earned) was 36.2% and 36.4% in the second quarter and six months ended June 30, 2018, respectively, compared to 44.1% and 39.2% in the same periods of 2017, respectively.

The Company’s GAAP combined ratio (defined as the sum of the losses and settlement expense ratio and the expense ratio) was 104.0% and 105.7% in the second quarter and six months ended June 30, 2018, respectively, compared to 108.2% and 101.7% in the same periods of 2017, respectively.

MANAGEMENT COMMENTARY

“Successful geographic expansion continues to produce strong premium growth. The Company is happy to report results trending in a positive direction for the second quarter of 2018 as detailed above. Income from underwriting operations increased by $370,000 for the second quarter compared to the first quarter of 2018. While our year-to-date combined ratio is still higher than target, we are pleased to see the positive momentum build in the second quarter of 2018. We remain focused on profitable growth and successful expansion while adhering to our core value of underwriting discipline and continue to concentrate on cost saving measures in order to reduce expense levels,” stated Arron Sutherland, President and Chief Executive Officer.

EARNINGS CONFERENCE CALL

The Company will hold a conference call on Tuesday, August 21st, 2018, at 1:30 CT to discuss results for the second quarter and six months ended June 30, 2018.

Teleconference and Webcast:

Dial-in information for the call is 866-595-5224 (toll-free domestic) or 636-812-6497.

Participant code: 9569088

ABOUT ICC HOLDINGS, INC.

ICC Holdings, Inc. is a vertically integrated company created to facilitate the growth, expansion and diversification of its subsidiaries in order to maximize value to its stakeholders.  The group of companies consolidated under ICC Holdings, Inc. engages in diverse, yet complementary business activities, including property and casualty insurance, real estate, and information technology.

The Company’s common shares trade on the NASDAQ Capital Market under the ticker symbol “ICCH”. For more information about ICC Holdings, visit http://ir.iccholdingsinc.com.

FORWARD-LOOKING STATEMENTS

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding the Company’s, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that the Company expects or anticipates will occur in the future, including statements relating to revenue and profit growth, product and segment expansion, regulatory approval in connection with expansion, and market share, as well as statements expressing optimism or pessimism about future operating results, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although the Company does not make forward-looking statements unless it believes it has a reasonable basis for doing so, the Company cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect the Company’s results, see the Company’s filings with the Securities and Exchange Commission, “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations,” including “Forward-Looking Information,” set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. No undue reliance should be placed on any forward-looking statements.

ICC Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	As of
	June 30,	December 31,
	2018	2017
Assets	(Unaudited)
Investments and cash:
Available for sale securities, at fair value
Fixed maturity securities (amortized cost - $89,975,510 at	$89,694,843	$89,605,073
6/30/2018 and $87,773,047 at 12/31/2017)
Common stocks¹ (cost - $13,100,640 at	12,907,136	8,534,109
6/30/2018 and $7,631,180 at 12/31/2017)
Preferred stocks (cost - $66,675 at	65,650	3,867,429
6/30/2018 and $3,783,311 at 12/31/2017)
Other invested assets	139,200	—
Property held for investment, at cost, net of accumulated depreciation of	3,112,608	3,126,566
$172,791 at 6/30/2018 and $50,948 at 12/31/2017
Cash and cash equivalents	4,055,577	6,876,519
Total investments and cash	109,975,014	112,009,696
Accrued investment income	668,230	687,453
Premiums and reinsurance balances receivable, net of allowances for	21,433,743	19,013,262
uncollectible amounts of $50,000 at 6/30/2018 and 12/31/2017
Ceded unearned premiums	685,736	274,972
Reinsurance balances recoverable on unpaid losses and settlement expenses,	8,287,587	10,029,834
net of allowances for uncollectible amounts of $0 at 6/30/2018 and 12/31/2017
Federal income taxes	1,492,828	922,405
Deferred policy acquisition costs, net	5,090,527	4,592,415
Property and equipment, at cost, net of accumulated depreciation of	3,474,335	3,503,904
$4,815,812 at 6/30/2018 and $4,896,042 at 12/31/2017
Other assets	1,289,712	1,301,420
Total assets	$152,397,712	$152,335,361
Liabilities and Equity
Liabilities:
Unpaid losses and settlement expenses	$51,387,881	$51,074,126
Unearned premiums	29,298,437	26,555,582
Reinsurance balances payable	943,686	327,483
Corporate debt	3,489,056	4,339,208
Accrued expenses	2,940,084	4,274,002
Other liabilities	1,922,410	1,663,415
Total liabilities	89,981,554	88,233,816
Equity:
Common stock[2]	35,000	35,000
Additional paid-in capital	32,418,807	32,333,290
Accumulated other comprehensive earnings, net of tax	(375,404)	2,227,069
Retained earnings	33,502,434	32,787,406
Less: Unearned Employee Stock Ownership Plan shares at cost[3]	(3,164,679)	(3,281,220)
Total equity	62,416,158	64,101,545
Total liabilities and equity	$152,397,712	$152,335,361

1At June  30, 2018, common stock securities consist entirely of individual common stocks. At December 31, 2017, common stock consisted of exchange trade funds (ETF) made up primarily of Dividends Select and the S&P 500.500

2Par value $0.01; authorized: 2018 - 10,000,000 shares and 2017 – 10,000,000 shares; issued: 2018 - 3,500,000 and 2017 – 3,500,000 shares; outstanding: 2018 - 3,183,532 and 2017 – 3,171,878 shares.

32018 – 316,468 shares and 2017 – 328,122 shares

ICC Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings and Comprehensive Earnings (Unaudited)

	For the Three-Months Ended
	June 30,
	2018	2017
Net premiums earned	$11,485,071	$10,710,758
Net investment income	685,492	688,963
Net realized investment losses	(29,930)	(3)
Other-than-temporary impairment losses	—	(57,316)
Other income	(507)	64,722
Consolidated revenues	12,140,126	11,407,124
Losses and settlement expenses	7,790,587	6,864,258
Policy acquisition costs and other operating expenses	4,160,071	4,720,298
Interest expense on debt	27,621	57,229
General corporate expenses	133,806	128,905
Total expenses	12,112,085	11,770,690
Earnings (loss) before income taxes	28,041	(363,566)
Total income tax benefit	(11,159)	(128,443)
Net earnings (loss)	$39,200	$(235,123)

Other comprehensive (loss) earnings, net of tax	(35,396)	542,427
Comprehensive earnings	$3,804	$307,304

Earnings (loss) per share:
Basic:
Basic net earnings per share	$ 0.01	$ (0.07)
Diluted:
Diluted net earnings per share	$ 0.01	$ (0.07)

Weighted average number of common shares outstanding:
Basic	3,179,669	3,153,876
Diluted	3,180,679	3,153,876

ICC Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings and Comprehensive Earnings (Unaudited)

	For the Six-Months Ended
	June 30,
	2018	2017
Net premiums earned	$22,782,015	$21,548,864
Net investment income	1,388,376	1,161,287
Net realized investment gains	1,072,200	444,778
Other-than-temporary impairment losses	—	(57,316)
Other income	56,171	148,980
Consolidated revenues	25,298,762	23,246,593
Losses and settlement expenses	15,786,436	13,463,642
Policy acquisition costs and other operating expenses	8,297,422	8,454,950
Interest expense on debt	75,782	109,539
General corporate expenses	270,056	268,120
Total expenses	24,429,696	22,296,251
Earnings before income taxes	869,066	950,342
Total income tax expense	154,039	336,421
Net earnings	$715,027	$613,921

Other comprehensive (loss) earnings, net of tax	(2,602,473)	596,908
Comprehensive (loss) earnings	$(1,887,446)	$1,210,829

Earnings per share:
Basic:
Basic net earnings per share	$ 0.23	$ 0.19
Diluted:
Diluted net earnings per share	$ 0.23	$ 0.19

Weighted average number of common shares outstanding:
Basic	3,174,324	3,151,946
Diluted	3,175,334	3,151,946